Form 8-K Required Collateral information

                         Series 2000-2G Medallion Trust


 Series 2000-2G Medallion Trust Data as at opening of business on the preceding determination date of September 1, 2003


Outstanding Mortgage Balance (AUD)
                                           Amount                WAC
                                           ------                ---
        - Variable Rate Housing Loans   $744,763,427            6.41%
        - Fixed 1 Year                   $91,716,886            6.97%
        - Fixed 2 Year                   $38,071,014            6.65%
        - Fixed 3 Year                   $19,384,290            6.37%
        - Fixed 4 Year                    $6,069,675            6.74%
        - Fixed 5 Year                    $4,400,171            6.24%

        Total Pool                       $904,405,463           6.48%



                                                       AUD amount of
Delinquency Information    No of Loans    %of Pool        Loans            Pool
-----------------------    -----------    --------      ---------        -------
        31-60 days              30          0.30%      $3,245,462.19       0.36%
        61-90 days               8          0.08%        $868,158.56       0.10%
        90+ days                12          0.12%      $1,641,954.35       0.18%

Mortgagee In Possession          0          0.00%              $0.00       0.00%